UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

LIFELINE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler's Green Circle, Suite 1750, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

     To the extent applicable, the contents of Item 7.01 below are incorporated into this Item 1.01 by reference.

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     To the extent applicable, the contents of Item 7.01 below are incorporated into this Item 5.02 by reference.

ITEM 7.01.    Regulation FD.

     On July 1, 2005, William J. Driscoll resigned from his positions as Lifeline Therapeutics, Inc.‘s (the “Company”) president, chief executive officer, member of the Company’s executive committee, and member of the Company’s Board of Directors in order to pursue other interests. The remaining members of the Company’s management team, subject to the direction of the Board of Directors, shall handle Mr. Driscoll’s prior duties in the interim while the Company’s Board of Directors decides how to proceed with a search for a new chief executive officer. Javier Baz has been elected as Chairman of the Company’s Board of Directors.

     “The Board of Directors believes that Lifeline faces an exceptional opportunity going forward. With the assistance of our world renowned scientists, Dr. Joe McCord and Dr. James Crapo, we will endeavor to find a highly qualified CEO with top scientific and nutraceutical industry credentials to help us realize the company’s promising potential,” said Mr. Baz.

     Mr. Driscoll stated that, “I am happy to have helped establish Lifeline and position its breakthrough antioxidant therapy, Protandim, in the marketplace. I fully support the Company’s Board of Directors and am confident that they will now find the right person to transition Lifeline from a development-stage concern into a major participant in the industry.”

     On July 1, 2005, the Company entered into an agreement with Mr. Driscoll pursuant to which Mr. Driscoll agrees not to compete with the business activities of the Company that are in or about any anti-oxidant or anti-oxidant therapies, products or markets, or solicit any of the Company’s customers, vendors, employees, directors, or consultants for a period of three years, and agrees not to disclose or reveal to any person or entity any trade secrets or confidential information of the Company or its subsidiaries. Mr. Driscoll also appoints the Company’s Board of Directors as Mr. Driscoll’s proxy to vote, at the discretion of the Board, the shares of the Company’s series A common stock, beneficially owned by Mr. Driscoll. In exchange for the foregoing, the Company will pay Mr. Driscoll $45,000.00, will continue to pay Mr. Driscoll a salary at his current salary level for the next fourteen months, and will continue to provide Mr. Driscoll and his family health insurance coverage under the Company’s health insurance plan for the next fourteen months.

     The description of the agreement dated July 1, 2005 between Lifeline Therapeutics, Inc. and William Driscoll does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed with Lifeline Therapeutics, Inc.‘s next periodic report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 5, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ Paul R. Myhill Paul R. Myhill, Vice President Chief Financial Officer, and Secretary